Exhibit 5.1

Mitchell Silberberg & Knupp llp A Law Partnership Including Professional Corporations

January 22, 2024

Perfect Moment Ltd.

307 Canalot Studios

222 Kensal Road

London W10 5BN

United Kingdom

Ladies and Gentlemen:

We have acted as counsel to Perfect Moment Ltd., a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-1 (File No. 333-274913) (as amended, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), relating to the registration by the Company of up to a maximum aggregate offering price of up to $21,382,812.50 consisting of (i) shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), which includes shares of Common Stock that may be sold by the Company pursuant to the exercise of an option to purchase additional shares of Common Stock granted to the underwriters (the “Shares”), (ii) warrants (the “Representative’s Warrants”) to purchase shares of Common Stock to be issued to the Representative (as defined below) of the several Underwriters (as defined below), and (iii) shares of Common Stock issuable upon exercise of the Representative’s Warrants (the “Representative’s Warrant Shares”). The Shares, the Representative’s Warrants, and the Representative’s Warrant Shares are collectively referred to as the “Securities.” The Securities sold by the Company shall be pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into by and between the Company and ThinkEquity LLC, as representative (the “Representative”) of the several underwriters named therein (the “Underwriters”), the form of which has been filed as Exhibit 1.1 to the Registration Statement.

In connection with this opinion letter, we have (i) examined and relied upon (a) the Registration Statement, (b) the Company’s certificate of incorporation and bylaws, each as currently in effect, (c) the forms of the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, filed as Exhibits 3.3 and 3.5, respectively, to the Registration Statement, each of which is to be in effect prior to the closing of the offering contemplated by the Registration Statement, (d) the form of Underwriting Agreement, (e) the form of Representative’s Warrants, (f) resolutions of the board of directors of the Company with respect to the issuance of the Securities and the Registration Statement and (g) such other records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below and (ii) assumed that the Securities will be sold at a price established by the board of directors of the Company or a duly authorized committee thereof and that the Amended and Restated Certificate of Incorporation referred to in clause (i)(c) is filed with the Secretary of State of the State of Delaware before issuance of the Securities.

We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents by all persons other than by the Company where authorization, execution and delivery are prerequisites to the effectiveness thereof.

2049 Century Park East, 18th Floor, Los Angeles, California 90067-3120 Phone: (310) 312-2000 Fax: (310) 312-3100 Website: www.msk.com

Perfect Moment Ltd. January 22, 2024 Page 2

Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware and as to the Representative’s Warrants constituting valid and legally binding obligations of the Company, the laws of the State of New York as in effect on the date hereof and we express no opinion with respect to the laws of any other jurisdiction. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

With regard to our opinions concerning the Representative’s Warrants constituting valid and binding obligations of the Company:

1.	Our opinions are subject to, and may be limited by, (a) applicable bankruptcy, reorganization, insolvency, conservatorship, moratorium, fraudulent conveyance, debtor and creditor, and similar laws which relate to or affect creditors’ rights generally, and (b) general principles of equity (including, without limitation, concepts of materiality, reasonableness, impossibility of performance, good faith and fair dealing) regardless of whether considered in a proceeding in equity or at law.

2.	Our opinions are subject to the qualification that the availability of specific performance, an injunction or other equitable remedies is subject to the discretion of the court before which the request is brought.

3.	We express no opinion as to any provision of the Representative’s Warrants that: (a) provides for liquidated damages, buy-in damages, monetary penalties, prepayment or make-whole payments or other economic remedies to the extent such provisions may constitute unlawful penalties, (b) relates to advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitations, trial by jury, or procedural rights, (c) restricts non-written modifications and waivers, (d) provides for the payment of legal and other professional fees where such payment is contrary to law or public policy, (e) relates to exclusivity, election or accumulation of rights or remedies, (f) authorizes or validates conclusive or discretionary determinations, or (g) provides that provisions of the Representative’s Warrants are severable to the extent an essential part of the agreed exchange is determined to be invalid and unenforceable.

4.	We express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law or jurisdiction provided for in the Representative’s Warrants.

Based upon and subject to the foregoing, we are of the opinion that:

1.	The issuance of the Shares has been duly authorized and, upon issuance in accordance with the terms of the Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable.

2.	The issuance of the Representative’s Warrants has been duly authorized and, when issued, delivered and paid for in accordance with the terms of the Underwriting Agreement, the Representative’s Warrants will be valid and binding obligations of the Company.

Perfect Moment Ltd. January 22, 2024 Page 3

3.	The issuance of the Representative’s Warrant Shares has been duly authorized and, upon issuance of the Representative’s Warrant Shares upon exercise of and in accordance with the terms of the Representative’s Warrants, the Representative’s Warrant Shares will be validly issued, fully paid, and non-assessable.

The opinions above are limited to the matters expressly set forth in this letter, and no opinion should be implied, or may be inferred, beyond the matters expressly stated. This opinion letter speaks only as to law and facts in effect or existing as of the date hereof and we undertake no obligation or responsibility to update or supplement this letter to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

We consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations thereunder.

Very truly yours,

/s/ Mitchell Silberberg & Knupp LLP

MITCHELL SILBERBERG & KNUPP LLP